Exhibit 4.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is entered into as of this 1st day of July, 2013 by and among Tiptree Financial Inc. (formerly known as Care Investment Trust Inc.), a Maryland corporation (the “Company”), and Tiptree Financial Partners, L.P., a Delaware limited partnership (the “Contributor”). Notwithstanding anything to the contrary contained herein, no provisions of this Agreement shall become effective until the transactions contemplated by the Contribution Agreement (as defined below) have been consummated.

WHEREAS, the Company and the Contributor are parties to a Contribution Agreement, dated as of December 31, 2012 (the “Contribution Agreement”), pursuant to which the Contributor has agreed to contribute to Tiptree Operating Company, LLC, a Delaware limited liability company (“Acquirer”), all of Contributor’s assets (other than the Owned Company Common Stock) in exchange for (a) membership interests in Acquirer redeemable for shares of Company Class A Common Stock on the terms set forth in the New Acquirer Operating Agreement and (b) shares of Company Class B Common Stock; and

WHEREAS, the Company and the Contributor desire to enter into this Agreement to provide the Contributor and its permitted transferees with certain registration rights described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Contribution Agreement. The following capitalized terms used herein have the following meanings:

“Aquirer” is defined in the recitals to this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Agreement” means this Registration Rights Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Blue Sky Filing” is defined in Section 3.1.5.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York, New York are authorized or required by law to close.

“Company” is defined in the preamble to this Agreement.

“Company Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Company Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.

“Contribution Agreement” is defined in the recitals to this Agreement.

“Contributor” is defined in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 16, 2010, between the Company and the Contributor, as amended from time to time.

“Holder” means (a) the Contributor and (b) any direct or indirect transferee of Registrable Securities issued to the Contributor, including in connection with the distribution thereof by the Contributor to the limited partners of the Contributor. For purposes of this Agreement, a Holder shall be deemed to own Registrable Securities whenever such Person has the right to acquire Registrable Securities (upon redemption, exchange, conversion or exercise in connection with a transfer or exchange of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of that right) whether or not the acquisition has actually been effected. Furthermore, for purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Lock-Up End Date” means July 1, 2014.

“Losses” is defined in Section 4.1.

“Majority-in-Interest” means Holders of more than 50% of the Registrable Securities.

“Person” means an individual or a real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Prospectus” means the prospectus or prospectuses included in the Shelf Registration Statement (including without limitation, any “free writing prospectus” (as defined in

Rule 405 under the Securities Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means all of the Company Class A Common Stock issued or issuable in connection with the redemption of membership interests in Acquirer (including any membership interests in Acquirer issued upon exercise of warrants to purchase membership interests in Acquirer ) and any class of shares of capital stock of the Company or shares of capital stock of a successor to the entire business of the Company which may be issued in exchange for any such shares or as payment of any dividend on any such shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which the Shelf Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or disposed of in accordance with the Shelf Registration Statement; (b) the date on which such securities shall have ceased to be outstanding; and (c) the date on which the Registrable Securities have been sold, transferred or disposed of and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale, transfer or disposition. Notwithstanding the foregoing, shares of Company Class A Common Stock of a Holder shall be deemed to not be Registrable Securities hereunder if, in the opinion of counsel for the Company, all of such shares held by the Holder may be sold or disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act without volume limitations at the time when a Holder seeks to sell securities pursuant to the Shelf Registration Statement hereunder.

“Registration Expenses” is defined in Section 3.3.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Shelf Registration Statement” is defined in Section 2.1.1.

2. Registration Rights.

2.1 Shelf Registration.

2.1.1 On or prior to the Lock-Up End Date, the Company shall prepare and file a “shelf” registration statement with respect to the resale of the Registrable Securities on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor thereof (“Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective on or as soon as practicable thereafter, and to keep such Shelf Registration Statement continuously effective until the expiration or termination of this Agreement in accordance with Section 5.14; provided, that, if the Company is unable to maintain the effectiveness of the Shelf Registration Statement as contemplated by this Section 2.1.1, it shall file a new Shelf Registration Statement in order to give effect to intent of this Section 2.1.1.

2.2 Suspension of Use of Shelf Registration Statement. Upon prior written notice to the Holders, the Company may suspend the use of the Shelf Registration Statement if (a) the Board determines in good faith that permitting sales under the Shelf Registration Statement would materially and adversely affect an offering of securities of the Company or (b) the Company is in possession of material non-public information and the Board determines in good faith that the disclosure of such information would not be in the best interests of the Company; provided, that if the Company suspends the use of the Shelf Registration Statement under this Agreement it shall also suspend, for the same period of time, the use of any registration statement filed pursuant to the Existing Registration Rights Agreement that is then currently in effect.

3. Registration Procedures.

3.1 Filings.

3.1.1 Filing of Shelf Registration Statement. The Company shall use its commercially reasonable efforts to (a) prepare and file with the SEC the Shelf Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of all Registrable Securities to be registered thereunder, which shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (b) file the Shelf Registration Statement as provided for in Section 2.1.1, and use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared and remain effective for the period required by Section 2.1.1, (c) not take any action that would cause the Shelf Registration Statement and the related Prospectus to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that the Shelf Registration Statement is required to be effective and usable, (d) use its commercially reasonable efforts to cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC, (e) cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto not to contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading during the period that the Shelf Registration Statement is required to be effective and usable and (f) use its commercially reasonable efforts to take such other actions as shall enable the Holders to resell Registrable Securities pursuant to the Shelf Registration Statement. Nothing contained in this Agreement shall obligate the Company to effect an underwritten offering on behalf of the Holders of Registrable Securities.

3.1.2 Copies. Following the filing of the Shelf Registration Statement, the Company shall furnish to the Holders of Registrable Securities included in such registration (in each case in an electronic format, unless otherwise required by applicable law), without charge, such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in the Shelf Registration Statement (including each preliminary Prospectus) and such other documents as the Holders of Registrable Securities included in the Shelf Registration Statement may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders. Each Holder of Registrable Securities included in the Shelf Registration Statement shall have the right to request in writing that the Company modify any information contained in the Shelf Registration Statement, amendment and supplement thereto pertaining solely to such Holder or which such counsel to such Holder may reasonably request in order to ensure that the Shelf Registration Statement complies with the Securities Act and the rules and regulations promulgated thereunder and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall have no obligation to so modify any information unless the Company reasonably believes that failing to do so would cause the Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to the Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and in compliance with the provisions of the Securities Act as contemplated by Section 2.1.1.

3.1.4 Notification. The Company shall promptly notify the Holders of Registrable Securities of the occurrence of any of the following: (a) when the Shelf Registration Statement becomes effective; (b) when any post-effective amendment to the Shelf Registration Statement becomes effective; (c) the issuance by the SEC of any stop order with respect to the Shelf Registration Statement; and (d) any request by the SEC for any amendment or supplement to the Shelf Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Shelf Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in the Shelf Registration Statement any such supplement or amendment. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness or qualification of the Shelf Registration Statement or suspending or preventing the use of any related Prospectus.

3.1.5 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Shelf Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in the Shelf Registration Statement (in light of their intended plan of distribution) may reasonably request (“Blue Sky Filing”) and (b) take such action as reasonably necessary to cause such Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in the Shelf Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction.

3.1.6 Earnings Statement. The Company shall use its commercially reasonable efforts to make available to its stockholders, as soon as practicable but not more than ninety (90) days after the close of the period covered thereby, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder covering the twelve (12) month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Shelf Registration Statement.

3.1.7 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in the Shelf Registration Statement to be designated for trading in the same manner as similar securities issued by the Company are then designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of any suspension pursuant to Section 2.2 or the happening of any event of the kind described in Section 3.1.4(c) or (d), each Holder of Registrable Securities included in the Shelf Registration Statement shall immediately discontinue disposition of such Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives notice that the suspension pursuant to Section 2.2 has been lifted, the stop order contemplated by Section 3.1.4(c) has been lifted or the Prospectus has been supplemented or amended as contemplated by Section 3.1.4(d) and, if so directed by the Company, each such Holder will destroy all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Except as otherwise provided by this Agreement, the Company shall pay the following costs and expenses (the “Registration Expenses”) incurred in connection with the Shelf Registration Statement pursuant to Section 2 and all expenses incurred in performing or complying with its other obligations under this Agreement including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); if any (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering the Shelf Registration Statement, any Prospectus and any other documents relating to the performance of or compliance with this Agreement; (iv) the fees and expenses incurred in connection with the requirements of Section 3.1.7; (v) Financial Industry Regulatory Authority, Inc. fees, if any; (vi) fees and disbursements of counsel for the Company and fees and expenses for independent public accountants retained by the Company ; (vii) the fees and expenses of any special experts retained by the Company and; (viii) other fees and expenses customarily borne by issuers in connection with the registration and offering of securities on their own behalf or on behalf of selling security-holders; provided, however, Registration Expenses shall not include fees and expenses incurred by the Holders of Registrable Securities (including discounts and commissions payable to selling brokers or other similar Persons engaged in the distribution of any of the Registrable Securities). The obligation of the Company to bear the expenses described in this Section 3.3 shall apply irrespective of whether the Shelf Registration becomes effective, is withdrawn or suspended.

3.4 Information. In connection with the filing of the Shelf Registration Statement covering Registrable Securities, the Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of the Shelf Registration Statement or related Prospectus in order to effect the registration of any Registrable Securities and in connection with the Company’s obligation to comply with federal and applicable state securities laws. If a Holder fails to provide such information after reasonably requested, the Company may omit such Holder’s Registrable Securities from the Shelf Registration Statement or related Prospectus.

4. Indemnification and Contribution.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder of Registrable Securities, and each of their respective officers, employees, Affiliates, trustees, directors, partners, members, attorneys and agents, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) such Holder of Registrable Securities from and against any expenses, losses, judgments, claims, damages or liabilities (“Losses”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or under any Blue Sky Filing, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to any Holder to the extent that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, Prospectus, or any such amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein.

4.2 Indemnification by Holders of Registrable Securities. Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law the Company, and each of its directors, officers, employees, Affiliates, trustees and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) against any Losses, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. Each Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of net proceeds actually received by such Holder from sales of Registrable Securities giving rise to such obligations.

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Indemnified Party and shall survive the transfer of such securities by any Holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the Loss or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants or if such Indemnified Party or Parties determines in good faith that a conflict of interest exists and that therefore it is advisable for such Indemnified Party or Parties to be represented by separate counsel or that, upon advice of counsel to the Indemnified Party or Parties, there may be legal defenses available to it or them which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party or Parties shall not be entitled to assume such defense and the Indemnified Party or Parties shall be entitled to separate counsel at the Indemnifying Party’s or Parties’ expense. If an Indemnifying Party or Parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party or Parties will pay the reasonable fees and expenses of counsel for the Indemnified Party or Parties (limited in each jurisdiction to one counsel for all Indemnified Parties under this

Agreement). No Indemnifying Party shall, without the prior written consent of any Indemnified Party or Parties, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party or Parties are or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding and does not include any statement of admission of fault, culpability or failure to act by or on behalf of such Indemnified Party. No Indemnified Party shall, without the prior written consent of any Indemnifying Party or parties, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnifying Party or Parties are or could have been a party.

4.4 Contribution.

4.4.1 If the indemnification provided for in this Section 4 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party or Parties, shall contribute to the amount paid or payable by such Indemnified Party or Parties as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnifying Party as a result of any Loss shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

4.4.4 The indemnity and contribution agreements contained in this Section 4 are in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties hereunder, under applicable law or at equity, and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party or any officer, employee, Affiliate, trustee, director, partner, member, attorney, agent or controlling person of such Indemnified Party and shall survive the transfer of Registrable Securities.

4.4.5 The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when reasonably detailed and itemized bills are received or Losses are incurred.

5. Miscellaneous.

5.1 Registration Rights to Others If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders.

5.2 Assignment; No Third Party Beneficiaries. Any Holder may assign to any transferee of its Registrable Securities (to the extent that such securities continue to be Registrable Securities), its rights and obligations under this Agreement; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee, and no such assignee shall be deemed a Holder hereunder, unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 5 and this Section 5.2.

5.3 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable overnight courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile; provided, however, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable overnight courier service with an order for next-day delivery.

To the Company:

Tiptree Financial Inc.

780 Third Avenue

New York, NY 10017

Attention: Geoffrey Kauffman

email: gkauffman@tiptreefinancial.com

To each Holder, at the address most recently provided by such Holder to the Company.

5.4 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.5 Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, all of which taken together shall constitute one and the same instrument.

5.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions among the parties, whether oral or written.

5.7 Modifications and Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and a Majority-In-Interest or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.11 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.12 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, without the requirement of proving actual damages or posting a bond.

5.13 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.14 Termination. Except as otherwise provided in this Agreement, this Agreement shall terminate on the first date on which the Holders cease to hold any Registrable Securities; provided, however, that (a) the indemnity and contribution provisions contained in Article 4 shall remain operative and in full force and effect regardless of any termination of this Agreement; and (b) the provisions of this Article 5 shall survive any termination of this

Agreement or any provision thereof. Nothing in this Agreement shall be deemed to release any party from any liability for any wilful and material breach of this Agreement occurring prior to any termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

5.15 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

COMPANY:

TIPTREE FINANCIAL INC.

By:	/s/ Geoffrey Kauffman
	Name:	Geoffrey Kauffman
	Title:	President and Chief Executive Officer

CONTRIBUTOR:

TIPTREE FINANCIAL PARTNERS, L.P.

By:	/s/ Geoffrey Kauffman
	Name:	Geoffrey Kauffman
	Title:	President and Chief Executive Officer